Exhibit 5.4

Dykema Gossett PLLC 4000 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 WWW.DYKEMA.COM Tel: (612) 486-1900

May 28, 2013

Nationstar Mortgage LLC

Nationstar Capital Corporation

c/o Nationstar Mortgage LLC

350 Highland Drive

Lewisville, Texas 75067

Re:	Nationstar Industrial Loan Corporation

Ladies and Gentlemen:

We have acted as special counsel to Nationstar Industrial Loan Corporation, a Minnesota corporation (“NILC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) of Nationstar Mortgage LLC, a Delaware limited liability company, Nationstar Capital Corporation, a Delaware corporation (together, the “Debt Co-Issuers”), and Nationstar Mortgage Holdings Inc., a Delaware corporation (the “Company” and, together with the Debt Co-Issuers, the “Issuers”) and the entities listed in the Table of Additional Registrant Guarantors in the Registration Statement (the “Guarantors”), relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) fractional interests in shares of Preferred Stock evidenced by depositary receipts; (iv) debt securities of the Debt Co-Issuers (the “Debt Securities”); (v) guarantees by the Guarantors and the Debt Co-Issuers of the Preferred Stock (the “Preferred Guarantees”); (vi) guarantees by the Company and the Guarantors of the Debt Securities (the “Debt Guarantees” and, together with the Preferred Guarantees, the “Guarantees”) and (vii) warrants to purchase equity securities of the Company.

In order to render our opinions, as set forth below, we have reviewed the following:

(a)	a certified copy of the Articles of Incorporation of NILC;

(b)	a copy of NILC’s By-Laws, as amended;

(c)	a certificate from the Secretary of State of the State of Minnesota, dated May 23, 2013, as to the valid existence of NILC in the State of Minnesota (the “Minnesota Certificate”); and

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Nationstar Mortgage LLC

May 28, 2013

(d)	an officer’s certificate of NILC certifying as to its Articles of Incorporation, its Bylaws, the resolutions of NILC’s Board of Directors approving, inter alia, the Registration Statement and the Guarantees, and certain other factual matters.

As to all factual matters material to the opinions set forth herein, we have (with your permission and without any investigation or independent confirmation) relied upon, and assumed the accuracy of, the foregoing certificates, corporate records and other documents, assuming continuity and consistency with respect to organizational records we have not reviewed. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any factual matters.

In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that:

(a) the natural persons who are signing or party to any document in connection with which this opinion is rendered have the requisite legal capacity and their signatures on such documents are genuine;

(b) all documents submitted to us as originals or duplicate originals are authentic, and all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and

(c) all Guarantees will be valid, binding and enforceable in accordance with their terms under applicable law.

We express no opinion as to, or the effect or applicability of, any law other than the laws of the State of Minnesota.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

1. Based solely on the Minnesota Certificate, NILC is a validly existing corporation under the laws of the State of Minnesota.

2. The Debt Guarantees, as approved by the officer or officers of NILC executing them, have been duly authorized by all necessary corporate action of NILC.

3. The Preferred Guarantees, as approved by the officer or officers of NILC executing them, have been duly authorized by all necessary corporate action of NILC.

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Nationstar Mortgage LLC

May 28, 2013

Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

This letter is furnished to you in connection with the Registration Statement and is not to be relied upon by any other person or entity or for any other purpose without our prior written consent. However, we hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

DYKEMA GOSSETT PLLC

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